Exhibit 3.14

LIMITED LIABILITY COMPANY AGREEMENT

OF

SUNCOM WIRELESS INVESTMENT COMPANY LLC

This Limited Liability Company Agreement (this “Agreement”) is entered into as of the 12th day of November, 2004, by and between SunCom Wireless Investment Company LLC, a Delaware limited liability company (the “Company”), and Triton PCS Holdings, Inc., a Delaware corporation (the “Initial Member”).

The Company has been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”), and the Company and the Initial Member hereby agree as follows:

1. Name. The name of the limited liability company is SunCom Wireless Investment Company LLC.

2. Purpose. The Company is organized to carry on any lawful business, purpose or activity permitted under the Act, and the Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

3. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

4. Registered Agent. The name of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.

5. Addresses. The mailing addresses of the Company and the Initial Member are as follows:

COMPANY:

SunCom Wireless Investment Company LLC

103 Foulk Road

Suite 202

Wilmington, DE 19803

INITIAL MEMBER:

Triton PCS Holdings, Inc.

1100 Cassatt Road

Berwyn, PA 19312

as a Member of the Company upon receiving the written consent of the Members.

(b)	After the admission of any additional Members pursuant to this Section 14, the Company shall continue as a limited liability company under the Act.

(c)	The admission of additional Members to the Company pursuant to this Section 14 shall be accomplished by the amendment of this Agreement and, if required by the Act, the filing of an appropriate amendment of the Company’s Certificate of Formation in the office of the Secretary of State of the State of Delaware.

15. Certificates. The Company may, but is not required to, issue to the Members certificates representing their membership interests in the Company.

16. Management.

(a)	Except for those matters for which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of subsection (b) below, (i) the Company shall be managed by and under the authority and direction of, the Manager; (ii) the Manager, acting alone, shall have the right, power and the authority to bind the Company; and (iii) the Manager may make all decisions and take all actions for the Company not otherwise provided for in this Agreement. The Manager shall have the right, power and authority to delegate to one or more other persons or entities the Manager’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents, officers and employees of a Member or the Manager, and to delegate by a management agreement or another agreement with, or otherwise to, other persons or entities.

(b)	Notwithstanding the provisions of subsection (a) above, the Manager may not cause the Company to do any of the following without the consent of the Members: (i) amend the Certificate of Formation (except for amendments described in §18-202(b) of the Act); (ii) amend this Agreement; (iii) admit additional Members to the Company; (iv) approve a merger or division in which the Company is a party; (v) determine in-kind distributions of the assets of the Company; (vi) form any subsidiary of the Company or acquire any equity interest in any other person or entity business; or (vii) take any other action for which the consent of the Members is expressly provided by the provisions of this Agreement.

(c)	The Manager of the Company (the “Manager”) shall be Triton Management Company, Inc., a Delaware corporation, or any other person or entity that the Members shall appoint to act in such capacity. The Manager shall hold office until its successor shall have been elected and qualified. The Manager need not be a Member or a resident of the State of Delaware.

(d)	Any vacancy in the Manager position may be filled by the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of his/her/its predecessor in office. The Manager may be removed at any time, with or without cause, by the Members. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)	The Manager in his/her/its discretion may submit any act or contract for approval or ratification to the Members, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

(f)	The Manager shall receive such compensation, if any, for his/her/its services as may be designated from time to time by the Members. In addition, the Manager shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of his/her/its service hereunder.

(g)	Subject to the other express provisions of this Agreement, each Manager and Member of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member or the Manager the right to participate, therein. The Company may transact business with the Manager or any Member or affiliate thereof, provided the terms of those transactions are no less favorable than those of the Company could obtain from unrelated third parties.

17. Governing Law. This Agreement shall be governed by, and construed under, the substantive laws of the State of Delaware, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first above written.

THE COMPANY:

SUNCOM WIRELESS INVESTMENT COMPANY LLC

By: Triton Management Company, Inc., its Manager

By:	/s/ Daniel E. Hopkins
Name:	Daniel E. Hopkins
Title:	SVP of Finance & Treasurer

INITIAL MEMBER:

TRITON PCS HOLDINGS, INC.

By:	/s/ Daniel E. Hopkins
Name:	Daniel E. Hopkins
Title:	SVP of Finance & Treasurer

JOINDER OF MANAGER

The undersigned, the within named Manager, hereby agrees to be bound by the provisions of the foregoing Agreement that are applicable to Managers of the Company.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Agreement as of the date first above written.

MANAGER:

TRITON MANAGEMENT COMPANY, INC.

By:	/s/ Daniel E. Hopkins
Name:	Daniel E. Hopkins
Title:	SVP of Finance & Treasurer

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

SUNCOM WIRELESS INVESTMENT COMPANY LLC

This First Amendment to the Limited Liability Company Agreement of SunCom Wireless Investment Company LLC (this “Amendment”), is dated as of December 23, 2005, and is entered into by and among SunCom Wireless Investment Company LLC, a Delaware limited liability company (the “Company”) and SunCom Wireless Holdings, Inc. (formerly known as Triton PCS Holdings, Inc.), a Delaware corporation which is the sole member of the Company (the “Member”).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”) and pursuant to that certain Limited Liability Company Agreement, dated as of November     , 2004 (the “LLC Agreement”); and

WHEREAS, the parties hereto desire to amend the LLC Agreement in order to provide that the Company shall be managed by a Board of Managers, rather than a sole manager, and that SunCom Wireless Management Company, Inc. shall no longer serve as the manager of the Company immediately after giving effect to this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 16 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“16. Management.

(a)	Except for those matters for which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of subsection (b) below, (i) the Company shall be managed by and under the authority and direction of, a Board of Managers; (ii) the Board of Managers, acting alone, shall have the right, power and the authority to bind the Company; and (iii) the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement. The Board of Managers shall have the right, power and authority to delegate to one or more other persons or entities the Board of Managers’ rights and powers to manage and control the business and affairs of the Company, including to delegate to agents, officers and employees of a Member or the Board of Managers, and to delegate by a management agreement or another agreement with, or otherwise to, other persons or entities.

(b)	Notwithstanding the provisions of subsection (a) above, the Board of Managers may not cause the Company to do any of the following without the consent of the Members: (i) amend the Certificate of Formation (except for amendments described in §18-202(b) of the Act); (ii) amend this Agreement; (iii) admit additional Members to the Company; (iv) approve a merger or division in which the Company is a party; (v) determine in-kind distributions of the assets of the Company; (vi) form any subsidiary of the Company or acquire any equity interest in any other person or entity business; or (vii) take any other action for which the consent of the Members is expressly provided by the provisions of this Agreement.

(c)	The initial Board of Managers of the Company shall consist of the following individual (a “Manager”):

Andrew T. Panaccione

The Manager shall hold office until his or her successor shall have been elected and qualified. A Manager need not be a Member or a resident of the State of Delaware. Thereafter, the number of Managers shall not be less than one nor more than five. The number of Managers may be fixed or changed from time to time by the Members.

(d)	Any vacancy in the Board of Managers may be filled by the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any Manager may be removed at any time, with or without cause, by the Members. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)	A quorum of the Board of Managers consists of a majority of the number of Managers prescribed in or fixed in accordance with this Agreement. If a quorum is present when a vote is taken, the affirmative vote of a majority of Managers present shall be the act of the Board of Managers. The Board of Managers may permit any or all Managers to participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager participating in a meeting by this means is deemed to be present in person at the meeting.

(f)	Pursuant to Section 18-404 of the Act, action to be taken at a Board of Managers meeting may be taken without a meeting if the action is consented to in writing signed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted. The action must be evidenced by one or more written consents, signed by the requisite number of Manager, describing the action taken, and included in the minutes or filed with the records of the Company reflecting the action taken. Action taken under this paragraph is effective when the last required Manager signs the consent, unless the consent specifies a different effective date.

(g)	The Board of Managers in its discretion may submit any act or contract for approval or ratification to the Members, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

(h)	The Managers shall receive such compensation, if any, for their services as may be designated from time to time by the Members. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of his or her service hereunder.

(i)	Subject to the other express provisions of this Agreement, each Manager and Member of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member or Manager the right to participate, therein. The Company may transact business with the Manager or any Member or affiliate thereof, provided the terms of those transactions are no less favorable than those of the Company could obtain from unrelated third parties.”

2. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Amendment as of the date first above written.

THE COMPANY:

SUNCOM WIRELESS INVESTMENT COMPANY LLC

By: Andrew T. Panaccione., its Manager

/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	Manager

MEMBER:

SUNCOM WIRELESS HOLDINGS, INC.

By:	/s/ Daniel E. Hopkins
Name:	Daniel E. Hopkins
Title:	SVP of Finance and Treasurer

JOINDER OF MANAGER

The undersigned, the within named Manager, hereby agrees to be bound by the provisions of the foregoing Agreement that are applicable to Managers of the Company.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Agreement as of the date first above written.

MANAGER: ANDREW T. PANACCIONE

/s/ Andrew T. Panaccione
Name: Andrew T. Panaccione